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                                                                      EXHIBIT 99
                                LCB CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints                   ,
         , and                   , and each or any one of them, with full power
of substitution, as Proxies to represent and to vote as designed below, all the shares of common stock of LCB Corporation (the "Company") held of record by the
undersigned on             , 1999, at the Special Meeting of Stockholders (the
"Special Meeting") to be held on             , 1999, or any adjournments
thereof.

1. Proposal to approve the Agreement and Plan of Merger, dated as of July 8, 1999, (the "Agreement"), by and between the Company and Regions Financial Corporation ("Regions") pursuant to which the Company will merge with and into Regions and each share of the Company's common stock (except for certain shares held by the Company, Regions, or their respective subsidiaries) will be converted into 15.789 shares of Regions common stock, subject to possible adjustment, and under such other terms and conditions as are set forth in the
   Agreement:

  [ ]  FOR                      [ ]  AGAINST                      [ ]  ABSTAIN

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT THEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1.

                   (Continued and to be signed on other side)

                          (Continued from other side)

This Proxy revokes all prior proxies with respect to the Special Meeting and may be revoked prior to its exercise.

Please date and sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                                  Dated:
                                                  ------------------------, 1999

                                                  ------------------------------
                                                   (Print Name of Stockholder)

                                                  ------------------------------

                                                    (Signature of Stockholder)

                                                  ------------------------------

                                                   (Print Name of Stockholder)

                                                  ------------------------------

                                                    (Signature of Stockholder)

      PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                           POSTAGE-PREPAID ENVELOPE.